                                                                     Exhibit 2.1


                      CONVERSION AND CONTRIBUTION AGREEMENT


         THIS CONVERSION AND CONTRIBUTION AGREEMENT (the "Agreement") is executed and entered into effective as of the 1st day of April 2000, by and among (i) The Princeton Review, Inc., a Delaware corporation ("TPR"), (ii) each of the persons and entities listed on Schedule I attached hereto (collectively, the "Non-Voting Members"), (iii) John S. Katzman ("Katzman") and (iv) TPR Holdings, Inc., a Delaware corporation ("Newco").

                                    RECITALS


         A. TPR, Random House TPR, Inc., a Delaware corporation ("RH") and the Non-Voting Members are parties to a Limited Liability Company Agreement, dated as of the 31st day of May, 1995, as amended, (as so amended, the "LLC Agreement"), pursuant to the terms of which Princeton Review Publishing Company, L.L.C., a Delaware limited liability company (the "Publishing LLC"), was formed and is currently being operated.

         B. In connection with the consummation of certain transactions described below, TPR and the Non-Voting Members desire to amend the LLC Agreement in certain respects as hereinafter set forth in this Agreement.

         C. TPR and the Non-Voting Members desire to enter into this Agreement to set forth the terms and conditions pursuant to which they have agreed to exchange their respective membership interests in Publishing LLC for shares of capital stock of Newco in a transaction which is described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Katzman, TPR and the Non-Voting Members are parties to a Preservation of Rights Agreement, dated as of the 31st day of May 1995 (the "Preservation of Rights Agreement") which imposes certain restrictions on, and grants certain rights to the Non-Voting Members in respect of, Katzman's shares of capital stock in TPR.

         E. In connection with the consummation of certain transactions described below, Katzman, TPR and the Non-Voting Members desire to terminate the Preservation of Rights Agreement as hereinafter set forth in this Agreement.

                                    AGREEMENT


         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

         1. Defined Terms. All capitalized terms used herein which are not specifically defined herein shall have the respective meanings assigned to such terms pursuant to the provisions of the LLC Agreement.

         2. Satisfaction and Discharge of Outstanding Related Party Overhead Indebtedness. Publishing LLC is currently indebted to Princeton Review Products LLC, a Delaware limited liability company ("Products"), for the allocated cost of shared overhead expenses previously provided for the benefit of Publishing LLC by Products in the aggregate amount of approximately Sixteen Million Seven Hundred Thousand Dollars ($16,700,000) (the "Related Party Overhead Indebtedness"). TPR and the Non-Voting Members hereby irrevocably agree that the Related Party Overhead Indebtedness shall be satisfied and discharged by Publishing LLC as follows:

                  (a) Products shall have the right on or before the close of business on the date hereof (the "Conversion Deadline") to convert up to Twelve Million Dollars ($12,000,000) of such Related Party Overhead Indebtedness into newly-issued units of Voting Interests (the "New Voting Interests") in Publishing LLC. The per unit purchase price for such New Voting Interests shall be Three Thousand Nine Hundred Twenty Dollars ($3,920.00) (the "Purchase Price"). Products shall notify Publishing LLC in writing of the aggregate amount of Related Party Overhead Indebtedness which is to be so converted on or before the Conversion Deadline (the "Conversion Notice"). Immediately following receipt of the Conversion Notice, Publishing LLC shall issue to Products certificate(s) signed by an authorized officer of Publishing LLC representing the number of units of New Voting Interests issuable in respect of the Related Party Overhead Indebtedness being converted which shall be determined by dividing the amount of Related Party Overhead Indebtedness so converted by the Purchase Price. (Such number of units of New Voting Interests is hereinafter referred to as the "Number of New Voting Interests.") Upon the issuance to Products of the certificate(s) for the Number of New Voting Interests the outstanding amount of the Related Party Overhead Indebtedness shall be reduced by the amount of the Related Party Overhead Indebtedness so converted. The Non-Voting Members hereby acknowledge and agree that the issuance and sale of the New Voting Interests upon the conversion of any Related Party Overhead Indebtedness as provided in this Section 2 has been approved by the requisite number of Members for purposes of Section 13.3(a)(4) of the LLC Agreement by the execution and delivery of this Agreement and that the per unit purchase price for such New Voting Interests determined pursuant to the foregoing provisions shall be conclusively deemed to be adequate consideration for the issuance and sale of such New Voting Interests for all purposes of the LLC Agreement.

                  (b) In connection with the issuance of the New Voting Interests each of the Non-Voting Members shall have the preemptive right to acquire all or any part of such Non-Voting Member's Proportional Number of units of Non-Voting Interests for a cash payment equal to the per unit purchase price for the New Voting Interests determined as provided in paragraph (a) of this
Section 2. Each of the Non-Voting Members shall notify Publishing LLC in writing of the aggregate number of units of Non-Voting Interests such Non-Voting Member is electing to acquire upon the exercise

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of such preemptive rights on or before the Closing Date (as defined below) (the
"Preemptive Notice"). An electing Non-Voting Holder will have up to forty (40) days after the Closing Date to pay the full purchase price for the units of Non-Voting Interests so purchased. TPR and the Non-Voting Members hereby acknowledge and agree that the LLC Agreement is hereby deemed to be amended by the execution and delivery of this Agreement to the extent necessary so that (i) the provisions of Section 13.3(c)(2) of the LLC Agreement shall not be applicable to the issuance and sale of the New Voting Interests and (ii) the provisions of Section 13.3(c)(3) of the LLC Agreement shall not be applicable to the exercise of the preemptive rights arising in connection with the issuance and sale of the New Voting Interests pursuant to the provisions of this paragraph (b). In addition, each of the Non-Voting Members agrees that none of the funds used to purchase any Non-Voting Interests upon the exercise of such preemptive rights (the "New Non-Voting Interests") will consist of funds advanced or otherwise made available to the purchasing Non-Voting Member from any other Non-Voting Member(s) or his, her, its or their Affiliates and that for a period of six months following the Closing Date none of the New Non-Voting Interests will be transferred to any other Non-Voting Member(s) or his, her, its or their Affiliates.

                  (c) On or before the Conversion Deadline the balance of the Related Party Overhead Indebtedness which remains outstanding after giving effect to any conversion of a portion thereof into New Voting Interests shall be satisfied and discharged in full by Publishing LLC distributing to Products a portion of the shares of common stock of Student Advantage Inc. ("Student Advantage") held by Publishing LLC equal to the quotient obtained by dividing
(x) the amount of the Related Party Overhead Indebtedness to be so satisfied and discharged by (y) the arithmetic average of the closing sale prices of the common stock of Student Advantage as reported on the Nasdaq Stock Market for the five (5) trading days immediately preceding the date of the closing of such satisfaction and discharge. TPR and the Non-Voting Members hereby acknowledge and agree that the LLC Agreement is hereby deemed to be amended by the execution and delivery of this Agreement to the extent necessary so that the provisions of
Section 13.3 of the LLC Agreement shall not be violated by the distribution of the Student Advantage shares to Products as contemplated by this paragraph (c).

                  (d) Immediately following the distribution of Student Advantage shares to Products as contemplated by paragraph (c), Publishing LLC shall distribute shares of Student Advantage common stock held by it to its Members in the individual amounts set forth on Schedule II annexed hereto.

         3. Conversion of Non-Voting Membership Interests in Publishing LLC into Newco Class B Common Stock. Subject to the satisfaction of the conditions set forth below in paragraph (d) of this Section 3, each of the Non-Voting Members hereby agrees to transfer to Newco all of its, his or her Membership Interests in Publishing LLC solely in exchange for the issuance to such party of shares of Non-Voting Class B Common Stock, $.01 per share par value, of Newco (the "Class B Common Stock"), as follows:


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                  (a) Each unit of Non-Voting Interests in Publishing LLC,
including any New Non-Voting Interests issued pursuant to the transactions contemplated by paragraph (b) of Section 2 of this Agreement, shall be exchanged for shares of Class B Common Stock, to be based upon an aggregate of 10,455,000 shares of Newco to be issued to the Voting Members and the Non-Voting Members collectively.

                  (b) In connection with the exchange of his, her or its Non-Voting Interests for shares of Class B Common Stock, each Non-Voting Member represents and warrants (solely with respect to himself, herself or itself) to Newco as follows:

                           (i)  Such Non-Voting Member has a pre-existing
business relationship with Publishing LLC and its Related Parties and by reason of his, her or its business or financial experience is capable of evaluating the merits and risks of an investment in the shares of Class B Common Stock of Newco and of protecting his, her or its own interests in connection with such investment.

                           (ii) Such Non-Voting Member has not seen, received,
been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertising, radio or television advertisement or any other form of advertising or general solicitation with respect to the proposed issuance and sale of the Class B Common Stock to such Non-Voting Member contemplated by this Agreement.

                           (iii) Such Non-Voting Member is acquiring the shares
of Class B Common Stock to be issued to him, her or it at the Closing for investment purposes for his, her or its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Class B Common Stock. No other Person will have any direct or indirect interest in or right to the shares of Class B Common Stock issued to such Non-Voting Member at the Closing.

                           (iv) Such Non-Voting Member is financially able to
bear the economic risk of an investment in the Class B Common Stock, including a total loss of the value of such investment.

                           (v) Such Non-Voting Member acknowledges that the
Class B Common Stock to be issued to him, her or it hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under Delaware law, the New York General Business Law, as amended, or any other applicable blue sky laws in reliance, in part, on his, her or its representations, warranties and agreements contained in this paragraph (b).

                           (vi) Such Non-Voting Member understands that the
Class B Common Stock to be issued to him, her or it hereunder will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act because such Class B Common Stock will be acquired from Newco in a transaction not involving a public offering, that such Class B Common Stock may be resold by such Non-Voting Member without registration under the Securities Act only in

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certain limited circumstances and that otherwise such Class B Common Stock must be held indefinitely. In this connection, such Non-Voting Member understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of such Class B Common Stock.

                           (vii) Such Non-Voting Member acknowledges that the
Class B Common Stock is a speculative investment which involves a substantial degree of risk of loss of his, her or its entire investment in Newco, that such Non-Voting Member understands and takes full cognizance of the risk factors related to the purchase of the Class B Common Stock and that Newco is newly organized and has no financial or operating history.

                           (viii) Such Non-Voting Member has received and
reviewed all information he, she or it considers necessary or appropriate for the purpose of deciding whether to purchase the Class B Common Stock pursuant to the provisions of this Agreement. Such Non-Voting Member has had an opportunity to ask questions of and receive answers from Newco and its representatives regarding the terms and conditions of purchase of the Class B Common Stock contemplated hereby and regarding the business, financial affairs and other aspects of Newco and has further had the opportunity to obtain all information which such Non-Voting Member deemed necessary to evaluate the investment in Class B Common Stock contemplated hereby and to verify the accuracy of information otherwise provided to him, her or it in connection with such investment.

                           (ix) Such Non-Voting Member is an "accredited
investor" within the meaning of Rule 501 promulgated by the Securities and Exchange Commission.

                           (x) Such Non-Voting Member has been advised by Newco
and its representatives to consult with his, her or its own attorney regarding all legal matters related to the investment in the Class B Common Stock contemplated hereby, has done so, to the extent he, she or it considers necessary and is not relying on any legal advice provided by Newco or any of its representatives in connection with the transactions contemplated hereby.

                  (c) In connection with the issuance of the Class B Common Stock in exchange for the Membership Interests of the Non-Voting Members, Newco hereby represents and warrants to each of the Non-Voting Members as follows:

                           (i)  Newco is a newly-organized corporation which has
not heretofore conducted any business operations and does not have any assets, obligations or liabilities of any type or kind and Newco is not a party to any agreement or arrangement with any Person other than certain agreements entered into by Newco in connection with the initial issuance of its shares of Class A Common Stock and Class B Common Stock as contemplated by paragraph (d) of this
Section 3.


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                           (ii) The authorized capital stock of Newco consists
of 20,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, none of which have been issued. Except as contemplated by paragraph (d) of this Section 3, there is no subscription, option, warrant, call, right, agreement or other commitment to which Newco is a party or by which Newco is bound relating to the issuance of shares of capital stock of Newco. It is anticipated that the Certificate of Incorporation of Newco will be amended after the Closing to create a newly-authorized class of convertible preferred stock.

                           (iii) The issuance and sale of the shares of Class B
Common Stock at the Closing and the consummation of the other transactions related thereto to which Newco is a party have been duly and validly authorized by all necessary action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize such issuance and sale and such consummation.

                           (iv) Upon the issuance thereof at the Closing, each
share of Class B Common Stock issued pursuant to the provisions of this Section 3 shall be duly authorized, validly issued, fully paid and non-assessable.

                           (v) The Non-Voting Members have been provided with
true, correct and complete copies of each of the agreements to which Newco is a party which will effect the transactions contemplated by clauses (ii) and (iii) of paragraph (d) below.

                           (vi) Upon completion of the conversion of the Related
Party Overhead Indebtedness as contemplated by Section 2, the contributions contemplated by this Section 3 and the other contributions referred in clauses
(ii) and (iii) of paragraph (d) below, the issued and outstanding capital stock of Newco will be owned in the denominations and by the parties listed on
Schedule III annexed hereto.

                           (vii) All material third party consents that are
required in order for Newco to complete the transactions contemplated by clauses
(ii) and (iii) of paragraph (d) below have been obtained.

                  (d) The exchange of the Non-Voting Interests for shares of Class B Common Stock shall take place at a closing (the "Closing") which will be held at the offices of Newco's counsel, Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036-6710 at 10:00 a.m. on April 1, 2000 (the "Closing Date"), subject to the satisfaction of the following conditions:

                           (i)  The Certificate of Incorporation and Bylaws of
Newco in the forms attached hereto as Exhibits A and B, respectively, shall not have been amended or modified since the dates of their respective adoption and shall continue to be in full force and effect as of the Closing Date and each Non-Voting Member shall have received a Certificate from the Secretary of Newco dated the Closing Date to such effect.


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                           (ii)  Simultaneously with the Closing, each of
Katzman and Bruce Task, Mark Chernis, Alicia Ernst, Jay Rosner, Jay Shulman, Harold K. Lee and Steven Kursar (collectively, the "Management Stockholders") shall have transferred to Newco all of his or her shares of common stock of TPR solely in exchange for the issuance to each such Person of the number of shares of Class A Common Stock or Class B Common Stock set forth opposite his or her name on Schedule IV annexed hereto.

                           (iii) Simultaneously with the Closing, RH shall have
transferred to Newco all of its Membership Interest in Publishing LLC and all of its membership interests in each of Princeton Review Management, L.L.C., a Delaware limited liability company, Princeton Review Products, L.L.C., a Delaware limited liability company, and Princeton Review Operations, L.L.C., a Delaware limited liability company, solely in exchange for the issuance to RH of the number of shares of Class A Common Stock set forth on Schedule V annexed hereto.

                           (iv) The representations and warranties of each
Non-Voting Member set forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this Section 3 at the Closing and Newco shall have received a Certificate from each Non-Voting Member dated the date of the Closing to such effect.

                           (v) The representations and warranties of Newco set
forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this Section 3 at the Closing and each Non-Voting Member shall have received a Certificate from the Secretary of Newco dated the date of the Closing to such effect.

                           (vi) Simultaneously with the Closing each of the
Management Stockholders, RH and the Non-Voting Members shall have executed and delivered a Stockholders Agreement in the form of Exhibit C attached hereto with respect to their shares of Class A Common Stock and Class B Common Stock of Newco.

                  (e) Each of the Non-Voting Members hereby acknowledges and agrees that the LLC Agreement is hereby deemed to be amended by the execution and delivery of this Agreement to the extent necessary so that the exchange of their respective Membership Interests in Publishing LLC for shares of Class B Common Stock of Newco at the Closing together with the exchange of Katzman's shares of capital stock of TPR for shares of Class A Common Stock of Newco as contemplated by this Section 3, (i) shall not be deemed to be a Transfer by Sale of any Non-Voting Interests or any interests in any Non-Voting Interests which is subject to the provisions of Section 11.1 of the LLC Agreement, (ii) shall not be deemed to be a Transfer by Sale of any Voting Interests or any interests in any Voting Interests to a Person which is, or upon completion of the exchange contemplated by this Section 3 will be, an Affiliated Transferree which is subject to the provisions of Section 11.4 of the LLC Agreement and (iii) shall not be deemed to be a Transfer by Sale of any Voting Member's units of Voting Interests which is subject to the provisions of Section 12.1 of the LLC Agreement. In addition, each of

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
TPR and the Non-Voting Holders hereby agrees that the transactions contemplated by this Section 3 shall not be deemed to be a Major Company Transaction which is subject to the provisions of Section 13.1 of the LLC Agreement.

                  (f) Each of the Non-Voting Members hereby acknowledges and agrees that the exchange of Katzman's shares of TPR for shares of Class A Common Stock of Newco at the Closing as contemplated by this Section 3 shall not be deemed to be a Transfer by Sale of any Covered Stock which is subject to the provisions of Sections 3, 5 or 6 of the Preservation of Rights Agreement by and between the Founder and the Non-Voting Members.

                  (g) Effective upon the consummation of the transactions contemplated by this Section 3 at the Closing, each of TPR, Katzman and the Non-Voting Members acknowledges and agrees that the Preservation of Rights Agreement shall be terminated and of no further force or effect.

                  (h) At the Closing, each Non-Voting Member shall deliver to Newco the certificates representing the units of Non-Voting Interests to be exchanged for the Class B Common Stock, duly endorsed for transfer and such certificates shall be free and clear of any liens, charges or encumbrances. At the Closing, Newco shall deliver to each Non-Voting Member a certificate representing the shares of Class B Common Stock being issued to such Non-Voting Member. If it is inconvenient for any Non-Voting Member to conduct a physical closing at the Closing, the transactions contemplated by this Section 3 may be conducted by mail or messenger service, if such a procedure is feasible, so long as all documentation is provided in accordance with the requirements of this paragraph (h) within five (5) business days of the Closing Date.

         4.   Miscellaneous.

                  (a) This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

                  (b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this paragraph (b).

                  (c) The representations and warranties of the Non-Voting Members and Newco set forth in Section 3 shall survive the Closing and will expire on the first anniversary of the Closing. Each Non-Voting Member agrees to indemnify, defend and hold Newco harmless from and against any losses, liabilities, costs, expenses or other

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damages (including reasonable attorneys' fees) (collectively, the "Indemnified
Losses") arising out of any breach of any of such Non-Voting Members representations and warranties set forth in Section 3 of this Agreement, Newco agrees to indemnify, defend and hold each Non-Voting Member harmless from and against any Indemnified Losses arising out of any breach of any of Newco's representations and warranties set forth in Section 3 of this Agreement.

                  (d) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses as reflected on the books and records of Publishing LLC (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof).

                  (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all of the other parties hereto, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

                  (f) This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                  (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

                  (i) This Agreement, including the Schedules and Exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.


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
                  (j) Except as otherwise specifically provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by any party in connection with the Agreement and the transactions contemplated hereby will be paid by such party.

                  (k) Newco covenants and agrees with the Non-Voting Members that it will amend its Certificate of Incorporation promptly after the Closing Date to provide that with respect to any vote of the holders of the Class B Common Stock as a separate class which is required by the provisions of the Delaware General Corporation Law to provide that the affirmative vote of the holders of at least seventy-five (75%) percent of the outstanding shares of Class B Common Stock shall be required.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


TPR HOLDINGS, INC.

By: /s/ John Katzman
       Name:  John S. Katzman
       Title: President and Chief Executive Officer
       Address: 2315 Broadway, New York, NY  10024
       Fax No.: (212) 874-0775


THE PRINCETON REVIEW, INC.


By: /s/ John Katzman
       Name:  John S. Katzman
       Title: President and Chief Executive Officer
       Address: 2315 Broadway, New York, NY  10024
       Fax No.: (212) 874-0775


      /s/ John Katzman
       Name:  John S. Katzman
       Address: 2315 Broadway, New York, NY  10024
       Fax No.: (212) 874-0775


            [SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT]


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
Charles Emmons & Charles Emmons Jr. Jointly


By: /s/ Charles F. Emmons, Jr. (7.28 units subscribed for through preemptive rights)
       Name:  Charles F. Emmons, Jr.
       Title:  Treasurer
       Address:  77 Oak Street, Florence, MA  01062
       Fax No.:  (413) 586-4939

By: /s/ Charles F. Emmons
       Name:  Charles F. Emmons
       Title:  President
       Address:  6093 Vt. Rte 14, Brookfield, VT  05036
       Fax No.:  (802) 276-2153


The Princeton Review of Orange County, Inc.


By: /s/ Paul Kanarek (100% units subscribed for through preemptive rights)
       Name:  Paul Kanarek
       Title:  President
       Address: 2151 Michelson #280, Irvine, CA  92612
       Fax No.:  (949) 553-8119


The Princeton Review of North Carolina , Inc.


By: /s/ Patricia Krebs (6.77 units subscribed for through preemptive rights)
       Name:  Patricia Krebs
       Title:  President
       Address:  1525 E. Franklin Street, Chapel Hill, NC  27514
       Fax No.:  ((919) 967-7218


            [SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT]

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
Lecomp Company, Inc.


By: /s/ Lloyd Eric Cotsen (___ units subscribed for through preemptive rights)
       Name:  Lloyd Eric Cotsen
       Title:  Godless Clown
       Address:  1880 Veteran Ave (#310), Los Angeles, CA 90025
       Fax No.:  (310) 479-0768


The Princeton Review of Pittsburgh, Inc.


By: /s/ James L. Weinberg (50% units subscribed for through preemptive rights)
       Name:  James L. Weinberg
       Title:  President
       Address:  410 Hampton Ave., Pittsburgh, PA  15221
       Fax No.:  (412) 243-7218


The Princeton Review of Rhode Island, Inc.


By: /s/ Paul Stouber (5.10 units subscribed for through preemptive rights)
       Name:  Paul Stouber
       Title:  President
       Address:  189 Governor Street, Suite 103, Providence, RI  02906
       Fax No.:  (401) 861-5096



/s/ Karen Kearns (1.04 units subscribed for through preemptive rights)
       Name:  Karen Kearns
       Title:  Director
       Address:  1555 Francia St., San Juan, PR  00911
       Fax No.:  (787) 724-8057



            [SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT]


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The Princeton Review of Peninsula, Inc.



By: /s/ Pamela N. Hirsch (12.985 units subscribed for through preemptive rights)
       Name:  Pamela N. Hirsch
       Title:  Owner
       Address:  3543 Mandeville Canyon Road, Los Angeles, CA  90041
       Fax No.:  (310) 476-8156


The Princeton Review of St. Louis, Inc.


By: /s/ William Lindsley (7.70 units subscribed for through preemptive rights)
       Name:  William Lindsley
       Title:
       Address:
       Fax No.:


The Kafiristan Blokes


By: /s/ F. Wade McKinney, /s/ Stephen A. Leake (0 units subscribed for through preemptive rights)
       Name: F. Wade McKinney, Stephen A. Leake
       Title:  Owners
       Address:  110 21st Ave S. #106, Nashville, TN  37203
       Fax No.:  (615) 292-5919



/s/ Elyane Harney (_____ units subscribed for through preemptive rights)
       Name:  Elayne Harney
       Title:  Consultant
       Address:  2310 Mason St.
       Fax No.:  (415) 445-9173




            [SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT]

The Princeton Review of Boston, Inc.


By: /s/ Rob Cohen (all available units subscribed for through preemptive rights)
       Name:  Robert Cohen
       Title:  Secretary
       Address:  57 Union Street, Boston, MA
       Fax No.:  (617) 558-2727


The Princeton Review of New Jersey, Inc.


By: : /s/ Rob Cohen (all available units subscribed for through preemptive rights)
       Name:  Robert Cohen
       Title:  President
       Address:  252 Nassau Street, Princeton, NJ  08542
       Fax No.:  (609) 688-0432


TSTS, Inc.


By: /s/ Rob Case ($100,000 worth of units subscribed for through preemptive rights)
       Name:  Rob Case
       Title:  Chief Executive Officer
       Address:  701 N. Post Oak Rd. #8, Houston, TX  77024
       Fax No.:  (512) 474-8385, (512) 402-0416


Test Services, Inc.


By: /s/ Peter Dinneen (0 units subscribed for through preemptive rights)
       Name:  Peter Dinneed
       Title:  President
       Address:  7350 N. Broadway, Denver, CO  80221
       Fax No.:  (303) 487-9402



            [SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT]

                                   SCHEDULE I

                           List of Non-Voting Members

Charles Emmons & Charles Emmons Jr., jointly
The Princeton Review of Orange County, Inc.
The Princeton Review of North Carolina, Inc.
Lecomp Company, Inc.
The Princeton Review of Pittsburgh, Inc.
The Princeton Review of Rhode Island, Inc.
Karen Kearns
The Princeton Review of Peninsula, Inc.
The Princeton Review of St. Louis, Inc.
The Kafiristan Blokes
Elyane Harney
The Princeton Review of Boston, Inc.
The Princeton Review of New Jersey, Inc.
TSTS, Inc.
Test Services, Inc.

                                   SCHEDULE II

               Allocations of Distributed Student Advantage Shares


Name                                                                     Number of Shares
----                                                                     ----------------
Charles Emmons & Charles Emmons Jr., jointly                               1,207 shares
The Princeton Review of Orange County, Inc.                                4,807 shares
The Princeton Review of North Carolina, Inc.                               1,123 shares
Lecomp Company, Inc.                                                       8,382 shares
The Princeton Review of Pittsburgh, Inc.                                     919 shares
The Princeton Review of Rhode Island, Inc.                                   845 shares
Karen Kearns                                                                 173 shares
The Princeton Review of Peninsula, Inc.                                    3,018 shares
The Princeton Review of St. Louis, Inc.                                    1,277 shares
The Kafiristan Blokes                                                        362 shares
Elyane Harney                                                                171 shares
The Princeton Review of Boston, Inc.                                       7,435 shares
The Princeton Review of New Jersey, Inc.                                  14,420 shares
TSTS, Inc.                                                                 9,454 shares
Test Services, Inc.                                                       11,816 shares
Random House TPR, Inc.                                                    81,855 shares
The Princeton Review, Inc.                                               269,338 shares
Princeton Review Management, L.L.C.                                          222 shares
Princeton Review Products, L.L.C.                                         99,836 shares
                                                                         --------------

TOTAL                                                                    516,661 shares

                                  SCHEDULE III

             Shares of Class A Common Stock and Class B Common Stock to be issued on the Closing Date.


RECIPIENTS OF THE CORPORATION'S CLASS A COMMON STOCK

                                                          NUMBER OF SHARES OF CLASS A
NAME OF STOCKHOLDER                                              COMMON STOCK

John S. Katzman                                                       11,470,063
Random House TPR, Inc.                                                 3,378,618

TOTAL                                                                 14,848,681



RECIPIENTS OF THE CORPORATION'S CLASS B NON-VOTING COMMON STOCK

NAME OF STOCKHOLDER                                                        NUMBER OF SHARES OF NON-VOTING
                                                                                CLASS B COMMON STOCK
Charles Emmons & Charles Emmons Jr. (joint)                                                24,431
The Princeton Review of Orange County, Inc.                                                97,277
The Princeton Review of North Carolina, Inc.                                               22,722
Lecomp Company, Inc.                                                                      169,614
The Princeton Review of Pittsburgh, Inc.                                                   18,594
The Princeton Review of Rhode Island, Inc.                                                 17,099
Karen Kearns                                                                                3,498
The Princeton Review of Penninsula, Inc.                                                   61,062
The Princeton Review of St. Louis, Inc.                                                    25,844
The Kafiristan Blokes                                                                       7,325
Elyane Harney                                                                               3,465
The Princeton Review of Boston, Inc.                                                      150,456
The Princeton Review of New Jersey, Inc.                                                  291,791
TSTS, Inc.                                                                                191,300
Test Services, Inc.                                                                       239,114
Bruce Task                                                                                204,928
Mark Chernis                                                                              120,756
Alicia Ernst                                                                              120,756
Jay Rosner                                                                                120,756
Jay Shulman                                                                                85,244
Harold K. Lee                                                                              77,069
Steven Kursar                                                                              98,216
Aitken, Hillary                                                                                58

Apter, Katherine                                                                               42
Atlas, Lesly                                                                                   32
Barnett, Laurie                                                                                65
Barnett, Lisa                                                                               1,052
Bayer, William                                                                                 58
Bhatia, Vibha                                                                                  42
Blanco, Justo                                                                                 713
Cary, Julia                                                                                    30
Chalmers, Ronald                                                                              138
Chernis, Mark                                                                             385,000
Chryseliou, Anthony                                                                         4,787
Corrozi, Steven                                                                             6,400
Cronin, Erin                                                                                  508
Crossman, Kevin                                                                             6,957
Daneker, Matt                                                                                 208
D'Astofolo, Eric                                                                            2,720
Deutsch, Drew                                                                              13,605
Engelbert, Daryl                                                                            3,065
Freedman, Jonathan                                                                          3,464
Glasser, Suellen                                                                            3,232
Grampp, Raymond                                                                               828
Hendrix, Melissa                                                                            2,457
Hodas, Steven                                                                              53,001
Hoffman, Robert                                                                            21,089
Jacob, Edie                                                                                   952
Johnson, Antoine                                                                               42
Katin, Megan                                                                                   25
Katzman, Richard                                                                           25,000
Kelley, Jeffrey                                                                             6,614
Kniffin, Lesley                                                                             8,822
Leishman, David                                                                                33
Linker, David                                                                                 267
Lutz, Andrew                                                                               36,000
Maniscalco, Paul                                                                            5,753
Medina, Perry                                                                               1,353
Melvin, Stephen                                                                            50,000
Michalak, Richard                                                                          34,497
Middlemark, Dana                                                                            1,095
Miller, Elizabeth                                                                              89
Navarro, Susan                                                                                171
Nessim Rubin, Linda                                                                        64,620
Odian, Mark                                                                                   153
Park, John                                                                                  8,442
Printz, Victoria                                                                               80
Quattrociocchi, Steve                                                                     148,000

Rahman, SyedZiaur                                                                              37
Rubenstein, Jeffrey                                                                         1,678
Sarn, Fiona                                                                                 1,688
Schnittman, Evan                                                                           32,578
Shulman, Jay                                                                                9,254
Stewart, David                                                                              2,997
Street, Carleen                                                                               300
Tabachnik, Irina                                                                           10,240
Talada, Reed                                                                                1,500
Taylor, Peter                                                                               7,900
Task, Bruce                                                                               100,000
Timlin, Kathyrn                                                                               108
Trofimov, Melissa                                                                           2,323
Volkert, Jenny                                                                                112
Volpe, Christopher                                                                          2,370
Wallace, Ted                                                                                  477
Weisberger, Jennifer                                                                        2,755
Wheeler, Timothy                                                                               46
Williams, Mark                                                                                 46

TOTAL                                                                                   3,229,223

                                   SCHEDULE IV

              Number of shares of Class A Common Stock and Class B
                  Common Stock to be issued to Katzman and the
                             Management Stockholders


Name                                                                   Number of Shares
----                                                                   ----------------
John Katzman                                                           11,470,063 shares
Harold Lee                                                                 77,069 shares
Steven Kursar                                                              98,216 shares
Bruce Task                                                                204,928 shares
Mark Chernis                                                              120,756 shares
Alicia Ernst                                                              120,756 shares
Jay Rosner                                                                120,756 shares
Jay Shulman                                                                85,244 shares

                                   SCHEDULE V

           Number of shares of Class A Common Stock to be issued to RH


Name                                                        Number of Shares
Random House TPR, Inc.                                      3,378,618 shares

                                   Exhibits

Exhibit A                 Certificate of Incorporation of Newco
Exhibit B                 Bylaws of Newco
Exhibit C                 Newco Stockholders Agreement